UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	May 15, 2012

Strategic Diagnostics Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-22400	56-1581761
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

111 Pencader Drive Newark, DE	19702
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:	(302) 456-6789

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On May 18, 2012, the Board of Directors approved a grant of 75,000 restricted shares of the Registrant’s common stock, to vest upon the third anniversary of the date of grant, to Klaus Lindpaintner, the Registrant’s Vice President and Chief Scientific Officer.

Item 5.07	Submission of Matters to a Vote of Security Holders.

On May 15, 2012, the Registrant held its 2012 Annual Meeting of Stockholders.  At the meeting, the stockholders voted on (1) the election of four directors and (2) the ratification of the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for 2012.  The voting results on these proposals were as follows:

Proposal 1.  Election of four directors to hold office until 2014.

Nominee	Votes For	Withheld	Broker Non-Votes
C. Geoffrey Davis	10,392,812	252,644	6,808,190
Richard Van den Broek.	10,424,276	221,180	6,808,190
Stephen L. Waechter	10,392,012	253,444	6,808,190
Wayne P. Yetter	10,357,728	287,728	6,808,190

Proposal 2.  Ratification of the appointment of KPMG LLP as the Registrant’s independent registered public accounting firm for 2012.

Votes For	Votes Against	Abstentions	Broker Non-Votes
17,357,967	76,834	18,845	-

Item 8.01	Other Events.

On May 18, 2012, the Board of Directors appointed Steven R. Becker, a current member of the Board, to serve as Chairman of the Board of Directors.  Thomas A. Bologna, the previous Chairman, continues to serve on the Board.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Strategic Diagnostics Inc.

May 21, 2012	By:	/s/ Francis M. DiNuzzo
Name: Francis M. DiNuzzo
Title: President and Chief Executive Officer